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                                                                   Exhibit 10.28

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                                                                  EXECUTION COPY

     MAIN AGREEMENT
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     This Main Agreement (this "Agreement"), dated as of June 17, 1999, is between drugstore.com, inc., a Delaware corporation ("drugstore.com"), and General Nutrition Corporation, a Pennsylvania corporation ("GNC").

     In consideration of the agreements, covenants and conditions set forth herein, the parties hereto agree as follows:

Section 1.  Definitions

     Whenever used in this Agreement with initial letters capitalized, the following terms will have the following specified meanings:

     "Above the Fold" means situated within the portion of a page that is
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designed to be visible on a standard computer screen without requiring the user to scroll horizontally or vertically through the page, based on a resolution of 800 pixels by 600 pixels (such resolution to be updated through the Term as the drugstore.com default design resolution changes).

     "Action Links" means the hypertext links that direct users to different
      ------------
areas of a single site or to new sites entirely.

     "Affiliate" means, with respect to a party, any Person that, directly or
      ---------
indirectly, Controls, or is Controlled by, or is under common Control with, such party.

     "Confidential Information" means the existence and terms of this Agreement
      ------------------------
and all trade secrets, know-how and nonpublic information that relates to research, development, trade secrets, know-how, inventions, source codes, technical data, software programming, concepts, designs, procedures, manufacturing, purchasing, accounting, engineering, marketing, merchandising, selling, business plans or strategies and other proprietary or confidential information, protectable under the laws of the United States or any other nation, state or jurisdiction (including, but not limited to, any foreign equivalents thereto).

       "Consignment Agreement" means the Consignment Agreement dated the date
        ---------------------
hereof between drugstore.com and GNC.

       "Control" means the possession, directly or indirectly, of the power to
        -------
direct or cause the direction of the management and policies of a Person, whether by contract or through the ownership of voting securities, including, without limitation, the ownership of more than fifty percent (50%) of the equity, partnership or similar interest in such Person.
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     "drugstore.com Site" means the site currently located at www.drugstore.com
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(and any successor site, Mirror site or sites of any wholly owned Affiliate).

     "Effective Date" means the date of the consummation of the purchase by
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General Nutrition Companies, Inc., through its wholly owned subsidiary General
Nutrition Investment Comany, of Series E Preferred Stock of drugstore.com pursuant to the Series E Preferred Stock Purchase Agreement.

     "GNC Brand Products" means the products offered for sale in the GNC
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Livewell Store on the drugstore.com site that bear a GNC Trademark.

     "GNC Gold Card Customers" shall mean those holders of Gold Cards who
      -----------------------
purchased their Gold Card memberships from a Person other than drugstore.com and whose memberships are active.

     "GNC Livewell Store" shall mean the site within the drugstore.com Site
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primarily branded GNC LiveWell as set forth in Section 4.4.

     "GNC Site" means the site currently located at www.gnc.com (and any
      --------
successor site, Mirror site or Affiliate's site.

     "GNC Trademarks" means the Trademarks owned by GNC set forth on Exhibit B.
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     "Gold Card " means the Gold Card issued in connection with GNC's customer
      ---------
discount program as in effect at the time.

     "Home Page" means (i) with respect to the drugstore.com Site, the page that
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is displayed to the user when the URL www.drugstore.com is entered, (ii) with respect to the GNC Site, the page that is displayed to the user when the URL www.gnc.com (or www.livewell.com if and once GNC has title) is entered.

     "Internet" means the Internet or World Wide Web (or any successor or other
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online network including but not limited to those using delivery over television, cable, set top boxes, Intranets extranets and personal digital assistants).

     "IPR" means any copyright, patent, trade secret, moral right or other
      ---
intellectual property or proprietary right of any kind (including, without limitation, applications therefor and, in the case of patents, any continuation or divisional patent applications claiming priority thereto), whether arising under the laws of the United States or any other nation, state or jurisdiction (including, but not limited to, any foreign equivalents thereto). IPR does not include any Trademarks.

     "Mirror site" means an Internet site that (i) contains the exact form and
      -----------
content of a site, (ii) is located at a geographic location distinct from a site and (iii) is created for the purpose of improving the performance of and accessibility to a site.
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     "Nutrition Product" means (i) a dietary supplement as defined under the
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Dietary Supplement Health and Education Act of 1994, (ii) any sports nutrition powder or drink, (iii) any food bar or (iv) any meal replacement product.

     "Person" means any individual, corporation, partnership, limited liability
      ------
company, trust, association or other entity or organization, including any governmental or political subdivision or any agency or instrumentality thereof.

     "Pharmassure Brand Products" means the products sold under the Pharmassure
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Trademark.

     "Term" means the period commencing on the Effective Date of this Agreement
      ----
and ending on the tenth anniversary of such date, subject to extension in accordance with Section 13.3.

     "Third Party" means any Person that is not a party hereto or an Affiliate
      -----------
of a party hereto.

     "Trademarks" means all common law or registered trademarks, logos, service
      ----------
marks, trade names, Internet domain names and trade dress rights and similar or related rights arising under any of the laws of the United States or any other country or jurisdiction, whether now existing or hereafter adopted or acquired.

     "Wellness Page" means the first page the user sees on drugstore.com Site
      -------------
after clicking on the wellness tab, currently located at www.drugstore.com/wellness.

Section 2.  Gold Card Program and Customer Information

     2.1 drugstore.com shall be able to sell Gold Cards to customers on the drugstore.com Site on the same terms as the general Gold Card program, as determined from time to time by GNC for all of its stores.

     2.2 GNC will share with drugstore.com information about GNC's existing Gold Card customers sufficient for drugstore.com to identify and permit such Gold Card customers to purchase products in the GNC Livewell Store with their Gold Card on the drugstore.com Site; drugstore.com will not use such information provided by GNC for any other purpose. drugstore.com will notify each Gold Card customer that information relating to the purchase of Products in the GNC Livewell store by such customer in connection with the use of their Gold Card will be made available to GNC as in any GNC store. drugstore.com will share such information with GNC and will notify the customer that such information will be shared with GNC and that the customer should not purchase products with their Gold Card if they do not want this information shared with GNC.

     2.3 drugstore.com agrees that it shall not mail (through electronic or other means) any advertisements to Gold Card Customers that contain an advertisement for any Nutrition Product that is not a GNC Brand Product; provided, that drugstore.com may without restriction continue to engage in standard communications with its
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customers, such as direct email responses from drugstore.com customer service personnel and automatically generated responses to customers in connection with orders.

Section 3.  Exclusivity

       3.1 GNC will not and will not permit any entity it controls or licences to sell, accept orders for or otherwise distribute any GNC Brand Products, Pharmassure Brand Products, any other Nutrition Product or any other category of product currently sold on the drugstore.com Site, via the Internet other than via drugstore.com; provided, that GNC may advertise its gnc.com Site(s) without reference to the drugstore.com Site.

       3.2 In the event that on the third anniversary or fifth anniversary of the Effective Date (a) drugstore.com is not one of the top two sites selling nutrition products on the Internet in terms of visitor traffic for the prior 12 month period or (b) less than 15% of drugstore.com's total revenue from the sale of Nutrition Products for the prior 12 month period was from the sale of GNC Brand Products, GNC shall have the right to terminate its exclusivity obligations under Section 3.1 of this Agreement. drugstore.com will provide the information relating to (a) and (b) within 60 days of the third and fifth anniversary. In each case, GNC must exercise its right to terminate exclusivity under this Section 3.2 within 30 days of receiving the information from drugstore.com, or it shall be deemed waived. All other rights and obligations of the parties under this Agreement shall survive any such termination of
Section 3.1, except that drugstore.com's obligations under Sections 3.3, 4.1, 4.3, 4.4 and 4.6 shall terminate.

     3.3  drugstore.com will not (i) promote any other retail health food store;
(ii) promote any retailer in connection with the retailer's Nutrition Products;
(iii) offer for sale or promote on the drugstore.com site any private label nutrition or supplement product of any retailer or such retailer's Affiliate;
(iv) operate or contract with any person to operate or manage a retail health food store offline on behalf of drugstore.com or any Third Party; and (v) promote or offer for sale any multilevel marketing company's Nutrition Products (such as Amway and Herbalife). However, drugstore.com may have a section of its site that offers for sale Nutrition Products competitive with GNC Brand Products and may post content concerning these products; provided, that drugstore.com will give no other brand of Nutrition Product a permanent position on the Home Page or the Wellness Page and will promote no other manufacturer of Nutrition Product to a greater extent than GNC Brand Products in terms of interactivity, depth of content, product representation, customization and other available features and functionality.

     3.4 The exclusivity provisions of this Section 3 are applicable only in the United States and Canada. drugstore.com shall have the nonexclusive right to market and sell GNC Brand Products under this Agreement on a worldwide basis, unless it would cause GNC to be in breach of a written agreement entered into by GNC prior to the date of this Agreement. GNC will use its best efforts to prevent any party outside the United States from distributing GNC Brand Products in the United States
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or Canada, including requiring them to agree not to ship such products to any address in the United States or Canada.

Section 4. Brands and Advertising

     4.1   drugstore.com Home Page

     4.1.1 A GNC Trademark designated by GNC shall be featured (i) on the Home Page all the time and (ii) Above the Fold on the Home Page of the drugstore.com Site at least 33% of the time each calendar year (the "Frequency"). This GNC Trademark shall not be smaller than a title of any module on the sidebar of drugstore.com Home Page. GNC acknowledges that the format of drugstore.com Home Page may evolve over the Term. The words "GNC Livewell Store" will be included in the rollover bar for the "Wellness" tab for so long as the rollover bar exists. In the event that drugstore.com changes its format so that it does not use modules or titles or a rollover bar, the parties agreed that the GNC Trademark on the reformatted drugstore.com Home Page shall have the same prominence and Frequency on the reformatted drugstore.com Home Page, and success to the rollover bar.

     4.1.2 GNC shall provide drugstore.com with samples of GNC Trademarks and preapproved statements for use in advertising and on the drugstore.com Site. drugstore.com may not use GNC Trademarks or statements concerning (i) the GNC Trademarks or (ii) the GNC Brand Products either on the drugstore.com Site or in connection with its advertising of the drugstore.com Site without GNC's prior written approval. GNC shall advise drugstore.com whether the particular text is approved or rejected within 24 hours of providing GNC with notice of its intent to use a particular statement or GNC Trademark.

     4.2   GNC Home Pages

           4.2.1 A drugstore.com Trademark designated by drugstore.com shall be featured prominently Above the Fold on the Home Pages of the GNC Site. With the exception of the GNC Trademark, the drugstore.com Trademark shall not be smaller than any other Trademarks placed on the GNC Site.

           4.2.2 drugstore.com shall provide GNC with samples of drugstore.com Trademarks for use in advertising and on the GNC Site. GNC may not use drugstore.com Trademarks or statements concerning the drugstore.com Trademarks either on the GNC Site or in connection with its advertising of the GNC Site or the drugstore.com Site without drugstore.com's written approval.

           4.2.3 drugstore.com shall provide GNC with a set of pre-approved statements to describe the drugstore.com site. At least one of such statements shall be featured with the drugstore.com Trademarks on the GNC Home Pages and certain other advertising materials as may be agreed to between drugstore.com and GNC from time to time.
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           4.2.4  Subject to Section 4.5, GNC and drugstore.com, shall collaborate on the content included in, and the presentation of, the Action Links, provided that GNC shall have the final right of approval with respect to such content and presentation.

      4.3  Wellness Page

           4.3.1 At the commencement of the Term, and until changed as provided herein, the GNC Trademark designated by GNC shall appear Above the Fold on the Wellness Page. Any change in location of such GNC Trademark from Above the Fold must be preapproved by GNC. The actual placement Above the Fold shall be determined by drugstore.com and is likely to change from time to time. The GNC Trademark will be at the top of the left hand navigation bar below the customer's name. The size of the GNC Trademark will be no smaller than a title of any module on the sidebar of drugstore.com Wellness Page. GNC acknowledges that the format of the drugstore.com Wellness Page may evolve over the Term. In the event that drugstore.com changes its format so that it does not use modules or titles, the parties agreed that the GNC Trademark shall have the same prominence on the reformatted drugstore.com Wellness Page.

           4.3.2 At the request of drugstore.com, GNC shall provide drugstore.com with such content and other information as GNC has available about nutrition and related products and supplements to be used by drugstore.com at its option in the drugstore.com Resource Center or in the GNC Livewell Store. drugstore.com will credit GNC for any content and information used by drugstore.com in the drugstore.com Resource Center.
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         4.4  GNC Livewell Store

              4.4.1 As soon as practical after the commencement of the Term, and drugstore.com will develop and implement the GNC Livewell Store at drugstore.com. drugstore.com will use commercially reasonable efforts to have an initial version of the GNC Livewell Store by September 30, 1999, provided, that GNC promptly provides the digital data, images and other information necessary to open the store based on drugstore.com's current specifications. GNC agrees that the initial version of the GNC Livewell Store may be substantially similar to the other portions of the drugstore.com Site except for the prominence of the GNC Trademark, the color scheme and the products offered. The parties agree that customers may not be able to use their GNC Gold Cards in the initial version of the GNC Livewell Store but will be able to use them (subject to GNC providing all necessary information) by January 15, 2000. The GNC Livewell Store will be primarily branded the GNC Livewell Store and will also contain the Trademarks of drugstore.com. In drugstore.com's discretion the GNC Livewell Store may contain the same navigation bar and look and feel of the drugstore.com Site, except that the GNC Livewell Trademark will be the most prominent Trademark on the pages of the GNC Livewell Store. The GNC Livewell Store shall be accessible through Action Links on the Home Page and Wellness Page of the drugstore.com Site. drugstore.com will not offer in the GNC Livewell Store any products that are not sold by GNC, its franchisees or Rite Aid (in its GNC store) without GNC approval.

              4.4.2 drugstore.com will be responsible for the technical, software development and maintenance of the GNC Livewell Store and its ongoing enhancement. All orders placed in the GNC Livewell Store will be processed, serviced and handled by drugstore.com as if the orders were placed outside of the GNC Livewell Store on the drugstore.com Site. drugstore.com shall be responsible for all shipping, billing and collection for such orders.

              4.4.3. The parties shall collaborate on the design of the GNC Livewell Store, as well as certain cross-marketing efforts within the GNC Livewell Store. drugstore.com shall have final approval with respect to any decisions relating to the design, product selection, content and other aspects of the GNC Livewell Store; provided, that GNC will have approval over the general look of the initial version and any major redesign of the GNC Livewell Site (as opposed to any day-to-day site changes).

         4.5  Content

              4.5.1. GNC shall retain ownership of any content provided by GNC. drugstore.com shall retain ownership of all content provided by drugstore.com. GNC shall not knowingly publish on the GNC Site or the GNC Livewell Store, and drugstore.com shall not publish on the drugstore.com Site, any content that is contrary to law or false or misleading. Any content that either party reasonably determines to be contrary to law or false or misleading shall be removed, upon notice from the determining party, as soon as practicable by the offending party. After such removal, the parties may bring the dispute to the advertising liaisons for immediate resolution.
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          4.5.2.  GNC shall have sole and final approval regarding any representations made relating to GNC or the quality of its products. drugstore.com shall have sole and final approval regarding any representations made relating to drugstore.com or the quality of its products or services. GNC shall be solely responsible for any inaccurate, false or misleading representations it makes relating to GNC or GNC Branded Products. drugstore.com shall be solely responsible for any inaccurate, false or misleading representations it makes relating to drugstore.com or the products or services it sells on the drugstore.com Site (other than statements about the GNC Products approved by GNC).

          4.5.3. drugstore.com agrees not to compare a brand Nutrition Product with a GNC Brand Product or Pharmassure Brand Product except where GNC approves such comparison; provided, that GNC agrees that drugstore.com will not be required to make (or request any manufacturer or vendor to make) changes to any labelling or other information provided from the manufacturer or vendor of any Nutrition Products.

     4.6  drugstore.com Advertising Obligations

          4.6.1 All drugstore.com advertising through a medium other than the drugstore.com Site and primarily focused on the Wellness section of the drugstore.com site shall include a reference to the GNC Livewell Store or the GNC Brand Products sold in the GNC Livewell Store and shall comply with Section 4.1.2.

     4.7  GNC Advertising and Other Marketing Obligations

          4.7.1  GNC will use reasonable efforts to advertise the GNC
Livewell Store at drugstore.com, subject to its concerns about the impact on its other channels of distribution.

          4.7.2 The parties will agree upon a campaign promoting the GNC Livewell Store at least once each quarter. Both parties will fund the campaign.

          4.7.3 The parties obligations under this Section 4 shall begin as soon as commercially reasonable following the initial promotion on drugstore.com's Home Page of GNC.

          4.7.4 In the event of any dispute concerning the parties' advertising-related obligations, the parties will follow the dispute resolution procedures set forth in Section 12.

Section 5.  Products and Merchandising

     5.1  GNC Assistance

     GNC or its Affiliate will sell to drugstore.com all non-GNC Brand Products that GNC purchases for sale in its stores or the stores of its franchisees on terms no less favorable than those provided to any franchisee (including price, shipping and handling charges).
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       5.2  Assortment

       drugstore.com will determine in its sole discretion the assortment, pricing (excluding any product sold on consignment), promotions and other marketing and merchandising activities associated with the drugstore.com Site and the GNC Livewell Store. Each party will present to the other party their relevant product assortment plans in accordance with the quarterly review process outlined below, although both parties acknowledge that these plans may change after the review process in the sole discretion of the planning party.

       5.3  GNC Product Purchasing

       All GNC Brand Products listed in Exhibit A to the Consignment Agreement (except as otherwise indicated) shall be purchased pursuant to the terms of the Consignment Agreement entered into as of the date of this Agreement. drugstore.com will provide, for each month, total revenue of GNC products sold by zip code.

       5.4  Private Label Products

       Within 30 days after the Effective Date, drugstore.com and GNC agree to negotiate in good faith a supply Agreement whereby (i) GNC's Affiliate, General Nutrition Products Inc., shall manufacture certain of drugstore.com's private label Nutrition Products during the Term of this Agreement; and (ii) drugstore.com will purchase for sale on the drugstore.com Site GNC's Basic Nutrition Product Line from GNC or its Affiliates at a price that is no greater than the cost to any GNC Franchisee.

Section 6.  License to Trademarks

       6.1 drugstore.com hereby grants to GNC a non-exclusive, royalty-free license to use, reproduce, distribute and display the drugstore.com Trademarks in connection with the terms of this Agreement.

       6.2 GNC hereby grants to drugstore.com a non-exclusive, royalty-free license to use, reproduce, distribute and display the GNC Trademarks in connection with the terms of this Agreement.

       6.3 Each party shall have the right to exercise quality control over the use of its Trademarks by the other party to the degree necessary, in the sole opinion of the owner of such Trademarks, to maintain the validity and enforceability of such Trademarks and to protect the goodwill associated therewith. Each party shall, in its use of the other's Trademarks, adhere to a level of quality at least as high as that used by such party in connection with its use of its own Trademarks. If the owner of a Trademark, in its reasonable opinion, finds that use of the Trademark by the other party of such Trademark threatens the goodwill of the Trademark, the user of such Trademark shall, upon notice from such owner, immediately, and no later than ten (10) days after receipt of such owner's notice, take all measures reasonably necessary to correct the deviations or misrepresentation in, or misuse of, the respective items.
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       6.4  Each party shall use the other's Trademarks in accordance with sound trademark and trade name usage principles and in compliance with all applicable laws and regulations of the United States (including without limitation all laws and regulations relating to the maintenance of the validity and enforceability of such Trademarks) and shall not use the Trademarks in any manner that might tarnish, disparage, or reflect adversely on the Trademarks or the owner of such Trademarks. Each party shall use, in connection with the other's Trademarks, all legends, notices and markings required by law. No party may alter the appearance of another's Trademarks in any advertising, marketing, distribution, or sales materials, or any other publicly distributed materials without the prior written consent of the other party.

Section 7.  Maintenance of drugstore.com Site

       drugstore.com shall use reasonable efforts to maintain the drugstore.com Site such that up-time, scalability, back-up capability, security and response time meet the then current generally accepted standards for E-commerce sites on the World Wide Web.

Section 8.  Advertising Communications

       8.1  Advertising

       The parties will:

            (a) each appoint a liaison to develop a long-term advertising strategy and to oversee and address issues and disputes regarding ongoing advertising activities; and

            (b) each appoint one senior marketing representative, which will meet on at least a calendar quarterly basis to discuss opportunities and establish advertising goals of the parties for the next calendar quarter.

       Any advertising-related dispute not resolved by the liaisons shall be subject to the dispute resolution procedures set forth in Section 12.

       8.2  Oversight

       Each party will appoint a senior executive officer to oversee and have overall responsibility for the administration of this Agreement and the parties' business relationship contemplated by this Agreement. Such senior executive officers will meet, either in person or by telephone conference, at least once each calendar quarter.

Section 9.  Representations and Warranties

       9.1  Representations and Warranties of drugstore.com

            9.1.1 drugstore.com hereby represents and warrants to GNC:
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          (a)  Authorization.  All corporate action on the part of
drugstore.com, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Consignment Agreement of even date herewith (the "Consignment Agreement", and together with this Agreement, the "Agreements"), and the performance of all obligations of drugstore.com hereunder and thereunder has been taken, and the Agreements, when executed and delivered by drugstore.com, will constitute valid and legally binding obligations of drugstore.com, enforceable against drugstore.com in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          (b) Compliance with Other Instruments. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated thereby will not result in any violation of or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any provision of drugstore.com's charter or bylaws or any instrument, judgment, order, writ, decree or contract to which drugstore.com is a party or by which it is bound, or any provision of any federal or state statute, rule or regulation applicable to drugstore.com, the effect of which would have a material adverse effect on the ability of drugstore.com to perform its obligations under the Agreements.

          (c) In connection with all advertisements for, or content contained in, the GNC Livewell Store, drugstore.com will comply with the GNC Consent Orders set forth in Exhibit A hereto for so long as they are in effect.

          (d) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, DRUGSTORE.COM MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, DIRECTLY OR INDIRECTLY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY GOODS OR SERVICES TO BE PROVIDED UNDER THE AGREEMENTS, OTHER THAN THOSE EXPRESSLY SET FORTH IN THE AGREEMENTS.
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       9.2  Representations and Warranties of GNC

                9.2.1  GNC hereby represents and warrants to drugstore.com:

       (a) Authorization. All corporate action on the part of GNC, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Agreements, and the performance of all obligations of GNC thereunder has been taken, and the Agreements, when executed and delivered by GNC, will constitute valid and legally binding obligations of GNC, enforceable against GNC in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

       (b) Compliance with Other Instruments. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated thereby will not result in any violation of or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any provision of GNC's charter or bylaws or any instrument, judgment, order, writ, decree or contract to which GNC is a party or by which it is bound, or any provision of any federal or state statute, rule or regulation applicable to GNC, the effect of which would have a material adverse effect on the ability of GNC to perform its obligations under the Agreements.

       (c) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, GNC MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, DIRECTLY OR INDIRECTLY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY GOODS OR SERVICES TO BE PROVIDED UNDER THE AGREEMENTS, OTHER THAN THOSE EXPRESSLY SET FORTH IN THE AGREEMENTS.
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Section 10.  Indemnification

       10.1 Indemnification

       GNC and drugstore.com each shall indemnify and hold harmless the other and its divisions, its Affiliates and its officers, directors, employees, representatives and agents franchises and licensees (the "Indemnified Parties") from and against any and all liabilities, suits, costs, judgments, penalties, expenses, obligations, losses, damages, claims and actions made by a Third Party, including, but not limited to, (a) any obligation or liability which may be imposed upon any of the Indemnified Parties as a matter of law, constituting, or in any way based upon, resulting from or arising out of any breach or alleged breach by GNC or drugstore.com, as applicable, of any representation, warranty, agreement or covenant made by such party in this Agreement, (b) any obligation or liability which may be imposed on drugstore.com resulting from or arising out of the GNC Brand Products or products manufactured by GNC, statements or Trademarks of, or provided by GNC to drugstore.com (in which case GNC will indemnify the drugstore.com Indemnified Parties unless the obligation or liability was caused by drugstore.com's negligence or willful act), (c) any obligation or liability which may be imposed on GNC resulting from or arising out of the drugstore.com business (in which case drugstore.com will indemnify the GNC Indemnified Parties unless the obligation or liability was caused by GNC's negligence or willful acts), and (d) any cost or expense (including, but not limited to, legal fees and out-of-pocket expenses) reasonably incurred by any of the Indemnified Parties (and their counsel) in investigating, preparing for, defending against or otherwise taking any action in connection with any of the foregoing (collectively "Damages").

       10.2  Procedure

       If any claim, demand, assessment or liability or cost incidental thereto (collectively, an "Indemnified Claim"), is asserted against an Indemnified Party in respect of which the Indemnified Party proposes to demand indemnification from the other party (the "Indemnifying Party") pursuant to this Section 10, such Indemnified Party will promptly notify the Indemnifying Party in writing. No failure of an Indemnified Party to so notify the Indemnifying Party shall relieve the Indemnifying Party from the obligation to indemnify the Indemnified Party unless and to the extent the Indemnifying Party is actually prejudiced by such failure. Such Indemnified Party will accord the Indemnifying Party the opportunity to assume entire control for the defense, compromise or settlement of any such Indemnified Claim through its own counsel and at its own expense; provided that no such compromise or settlement shall include any non-monetary terms and conditions applicable to such Indemnified Party without the consent of the Indemnified Party; and provided further, that the Indemnified Party may retain its own counsel at the Indemnifying Party's expense if (i) the Indemnifying Party, within thirty (30) days after notice of any Indemnified Claim, fails to assume the defense of such Indemnified Claim or (ii) the representation of both the Indemnifying Party and the Indemnified Party would, in the reasonable judgment of the parties, be inappropriate due to actual or potential conflicting interests between them. If the Indemnifying Party does not assume entire control of the defense, compromise or settlement of such Indemnified Claim, the Indemnified Party may compromise or settle any such Indemnified Claim. drugstore.com and GNC each agrees to cooperate fully with respect to the defense of any Indemnified Claim.

Section 11.  Additional Obligations of the parties

     11.1    Nondisclosure

             11.1.1 A party (the "Receiving party") receiving any Confidential Information of the other party (the "Disclosing party") will exercise a reasonable degree of care, but in no event less than the same degree of care that it uses to protect its own confidential information of a like nature, to keep confidential and not disclose such Confidential Information. Without limiting the generality of the foregoing, the Receiving party shall disclose the Confidential Information of the other party only to those of its employees and contractors (a) who have a need to know the Confidential Information in order to exercise its license to such Confidential Information, and (b) who are contractually obligated to comply with the disclosure and usage restrictions set forth in this Agreement. In addition, each party may, with the prior written consent of the other party (which consent shall not be unreasonably withheld), disclose the existence and terms of this Agreement to potential sources of financing who are contractually obligated to maintain the confidentiality of such information; provided, however, that if, after receipt of a written request for consent, the other party does not respond to the request within three (3) business days, consent will be deemed to have been given so long as the requested disclosure is not to a person selling goods or services with those that compete with the goods or services sold by the nondisclosing party.

          11.1.2 The obligations set forth in Section 11.1.1 above shall not apply to any Confidential Information to the extent it: (a) is approved by prior-written authorization of the Disclosing party for release by the Receiving party; (b) is disclosed in order to comply with a judicial order issued by a court of competent jurisdiction, in which event the Receiving party shall give prior written notice to the Disclosing party of such disclosure as soon as practicable and shall cooperate with the Disclosing party in using all reasonable efforts to obtain an appropriate protective order or equivalent, provided that the information shall continue to be Confidential Information to the extent it is covered by such protective order or equivalent; (c) becomes generally available to the public through any means other than a breach by the Receiving party of its obligations under this Agreement; (d) was in the possession of the Receiving party without obligation of confidentiality prior to receipt or disclosure under this Agreement as evidenced by written records made prior to such receipt or disclosure; (e) is developed independently by the Receiving party without the use of or benefit from any of the Confidential Information of the other party or without breach of this Agreement, as evidenced by written records of the Receiving party in existence as of disclosure by the Disclosing party; or (f) is required to be disclosed by government rule or regulation (e.g., in connection with a securities filing) or any other provisions of applicable law, provided that the Receiving party gives the Disclosing party advance written notice of the disclosure and cooperates with the Disclosing party in any attempt to limit the scope of the required disclosure. In any dispute over whether information is Confidential Information under this Agreement, it will be the burden of the Receiving party to show that such contested information falls within the exceptions set forth in this Section 11.1.2.

     11.2  No Contest of GNC Trademarks

     drugstore.com shall not contest or otherwise challenge (e.g., in any legal action or otherwise), or assist or encourage any other Person to contest or challenge, the validity of any GNC Trademark; provided that the foregoing shall not preclude drugstore.com from claiming that the Trademark in question is drugstore.com Trademark.

     11.3  No Contest of drugstore.com Trademarks

     GNC shall not contest or otherwise challenge (e.g., in any legal action or otherwise), or assist or encourage any other Person to contest or challenge, the validity of any drugstore.com Trademarks; provided that the foregoing shall not preclude GNC from claiming that the Trademark in question is GNC Trademark.

     11.4    Insurance

     drugstore.com shall procure and maintain in full force and effect during the term of this Agreement, at drugstore.com's expense, an insurance policy or policies protecting (or shall self insure) the GNC Products that are consigned to drugstore.com under the Consignment Agreement against any loss or damage or any expense whatsoever arising out of or occurring upon or in connection with the storage of such GNC Products at the distribution center or the delivery of such GNC Products from the DC to the purchaser of such GNC Product up to the full replacement value of the Product.

Section 12.  Resolution of Disputes

     12.1    General

     If any dispute arises between the parties relating to this Agreement, each party will follow the dispute resolution procedures set forth in this Section 12 prior to initiating any litigation or pursuing other available remedies unless otherwise agreed in writing by the parties at the time the dispute arises. Notwithstanding the foregoing, any party may commence litigation without having first complied with the provisions of this Section 12 if such commencement occurs within thirty (30) days prior to the date after which the commencement of litigation would be barred by any statute of limitations, statute of repose or other law, rule, regulation, or order of similar import or in order to request injunctive or other equitable relief necessary to prevent irreparable harm. In such event, the parties will (except as may be prohibited by judicial order) nevertheless continue thereafter to follow the procedures set forth in this
Section 12.

     12.2    Initiation of Procedures

     If a party seeks to initiate the procedures under this Section 12, such party will give written notice thereof to the other party. Such notice will (a) state that it is a notice initiating the procedures under this section, (b) describe briefly the nature of the dispute and the initiating party's claim or position in connection with the dispute, and (c) identify an individual with authority to settle the dispute on such party's behalf. Within ten (10) days after receipt of any notice under this Section 12.2, the receiving party will give the initiating party written notice that describes briefly the receiving party's claims and positions in connection with the dispute and identifies an individual with the authority to settle the dispute on behalf of the receiving party.

     12.3    Pre-Litigation Discussion

     The parties will cause the individuals identified in their respective notices under Section 12.2 above to promptly make such investigation of the dispute as such individuals deem appropriate. Promptly and in no event later than ten days after the date of the initiating party's notice under Section 12.2, such individuals will commence discussions concerning resolution of the dispute. If the dispute has not been resolved within 30 days after commencement of such discussions, then any party may request that the other party make its president available to discuss resolution of such dispute. Each party will cause its president to meet together with the other party's president to discuss such dispute at a mutually agreed upon time within 15 days after a party makes such request. If the dispute has not been resolved within 15 days after the presidents of the parties have first met, then any party may request that the other party make an independent director available to discuss resolution of such dispute. "Independent director" means any director that is neither an employee of, nor an outsider provider of services to, a party. Each party will cause its independent director to meet together with the other party's independent director to discuss such dispute at a mutually agreed upon time within 10 days after a party makes such request. If the independent directors do not resolve the dispute within five days of their first meeting, the parties shall submit the dispute for non-binding mediation to a mutually agreed upon mediator or mediation firm. The parties will use their best efforts to cause the mediator to resolve the dispute within 15 days of its submission thereto. If the mediator is unable to resolve the dispute within such time period, any party may submit the dispute to litigation.

Section 13.  Breach; Termination; Extension

     13.1    Breach by GNC

             13.1.1 In the event of a material breach by GNC of any of its material obligations under this Agreement, including any material breach or inaccuracy of its representations and warranties, which breach (except for a breach under Section 5.6) GNC does not cure within sixty (60) days after drugstore.com gives GNC written notice thereof, drugstore.com will have any and all of the following rights:

             (a) the right to terminate this Agreement; and

             (b) the right to sue for breach.

     13.2    Breach by drugstore.com

            13.2.1 In the event of a material breach by drugstore.com of any of its material obligations under this Agreement, including any material breach or inaccuracy of its representations and warranties, which breach drugstore.com does not cure within sixty (60) days after GNC gives drugstore.com written notice thereof, GNC shall have any and all of the following rights:

             (a) the right to terminate this Agreement; and

             (b) the right to sue for breach.

     13.3    Termination

             13.3.1 This Agreement will terminate upon the earlier of (i) expiration of the Term and (ii) a termination pursuant to Section 13.1 or 13.2.

             13.3.2 Upon expiration of the Term or termination of this Agreement pursuant to either Section 13.1 or 13.2, all rights and obligations of the parties under this Agreement shall terminate, except for those rights and obligations of the parties existing under Sections 10 and 11.1.

     13.4    Extension

     Unless either party gives the other party written notice not later than 180 days prior to the expiration of the initial ten year Term that it does not wish to extend the Term, the Term will automatically be extended for successive one year periods. Any additional one year term will automatically be renewed unless either party gives the other party written notice to the contrary not later than thirty (30) days prior to the expiration of the then current term.

Section 14.  Miscellaneous

     14.1    Relationship

     The parties are independent contractors under this Agreement. Each party acknowledges and agrees that it is not and will not be during the Term an employee or an agent of any other party. Nothing in this Agreement will be deemed to constitute, create, give effect to or otherwise recognize a joint venture, partnership, franchise or business entity of any kind. Nothing in this Agreement will be construed as providing for the sharing of profits or losses arising out of the efforts of the parties hereto.

     14.2    Assignment

     This Agreement shall be binding upon and inure to the benefit of the parties hereto, and the legal representatives, successors in interest and permitted assigns, respectively, of each such party. This Agreement shall not be assigned in whole or in part by any party without the prior written consent of the other party, such consent not to be unreasonably withheld; provided, however, that a party may, without consent of the other parties, assign this Agreement to an Affiliate of the assignor, or to an entity acquiring substantially all of the assets or capital stock of the assignor due to merger, acquisition or consolidation so long as (a) the assignor remains liable for the full and faithful performance of its obligations hereunder, (b) such Affiliate or successor in writing assumes all of the obligations of the assignor under this Agreement and agrees to comply with the terms set forth in this Agreement, and (c) a copy of the assignment is provided to the non-assigning parties.

     14.3  Notices

     All notices, requests, demands, applications, services of process, and other communications that are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by telecopy or facsimile transmission, answer back requested, or delivered by courier or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties to this Agreement at the following addresses:

         If to GNC:

                               Attn:

         If to drugstore.com:  drugstore.com, inc
                               13920 SE Eastgate Way,
                               Suite 300
                               Bellevue, WA 98005
                               Attn: General Counsel
                               Fax: 425-372-3800

or to such other address as the party shall have furnished to the others by notice given in accordance with this Section 14.3. Such notice shall be effective (i) if delivered in person or by courier, upon actual receipt by the intended recipient, or (ii) if sent by telecopy or facsimile transmission, on the date of transmission unless transmitted after normal business hours, in which case on the following date, or (iii) if mailed, upon the date of first attempted delivery.

     14.4  Waiver

     No provision of this Agreement shall be deemed to be waived and no breach excused unless such waiver or consent shall be in writing and signed by the party that is claimed to have waived or consented. The failure of a party at any time, or from time to time, to require performance by the other parties of any provision hereof shall in no way affect the rights of such party thereafter to enforce the same nor shall the waiver by a party of any breach of any provision hereof by the other parties constitute a waiver of any succeeding breach of such provision, or a waiver of any provision itself, or a waiver of any other provisions hereof.

     14.5  Severability

     This Agreement will be enforced to the fullest extent permitted by applicable law. If for any reason any provision of this Agreement is held to be invalid or unenforceable to any extent, then such: (a) provision will be interpreted, construed or reformed to the extent reasonably required to render the same valid, enforceable and consistent with the original intent underlying such provision; (b) provision will be void to the extent it is held to be invalid or unenforceable; (c) provision will remain in effect to the extent that it is not invalid or unenforceable; and (d) invalidity or unenforceability will not affect any other provision of this Agreement or any other agreement between the parties.

     14.6  Remedies

     Except as otherwise expressly provided in this Agreement, each and all of the rights and remedies provided in this Agreement, and each and all of the remedies allowed at law and in equity, will be cumulative, and the exercise of one right or remedy will not be exclusive of the right to exercise or resort to any and all other rights or remedies provided in this Agreement or at law or in equity.

     14.7  Injunctive Relief

     The parties acknowledge that a material breach of this Agreement would cause irreparable harm, the extent of which would be difficult to ascertain. Accordingly, they agree that, in addition to any other legal remedies to which the non-breaching party may be entitled, such party will be entitled to obtain immediate injunctive relief in the event of a material breach of this Agreement.

     14.8  Governing Law

     This Agreement will be governed by and construed according to the laws of the State of Delaware without regard to its choice of law provisions. The parties consent to the jurisdiction of such courts and waive any right to assert that any such court constitutes an inconvenient or improper forum.

     14.9  Publicity

     Neither party shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by the Agreements, except as and to the extent that any such party shall be so obligated by law or by the rules, regulations or policies of any national securities exchange or association or governmental entity, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the parties hereby acknowledge and agree that communications among employees of the parties and their attorneys, representatives and agents necessary to consummate the transactions contemplated hereby shall not be deemed a public announcement for purposes of this Section 14.9. Upon the execution and deliver of this Agreement, the parties hereto will cooperate in respect of the immediate issuance of a mutually acceptable press release relating to the transactions contemplated by the Agreements.

     14.10  Entire Agreement

     All Exhibits and Schedules to this Agreement are incorporated in and constitute a part of this Agreement. This Agreement, including the Exhibits and Schedules hereto, each as amended from time to time, constitutes the entire understanding between the parties in relation to the subject matter hereof and supersede all prior discussions, agreements and representations related to this subject matter, whether oral or written and whether or not executed by a party. Unless otherwise provided in this Agreement, no modification, amendment or other change may be made to this Agreement or any part thereof unless reduced to writing and executed by authorized representatives of all parties.

     14.11  Counterparts

     This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     14.12  Titles and Subtitles

     The titles and subtitles used in this Agreement and in the Exhibits and Schedules hereto are used for convenience only and are not to be considered in construing or interpreting this Agreement.


                            [Signature Page Follows]

       In witness whereof, the parties have duly entered into this Main Agreement as of the date first written above.



GNC:                                     drugstore.com:


GENERAL NUTRITION CORPORATION            DRUGSTORE.COM, INC.




By: /s/ James M. Sander                  By: /s/ Peter M. Neupert
    Name: James M. Sander                    Name: Peter M. Neupert
    Title: Vice President                    Title: President and CEO

Address: 300 Sixth Avenue                Address:  13920 SE Eastgate Way
         Pittsburgh, PA 15222                      Suite 300
                                                   Bellevue, WA 98005